EXHIBIT 4.1

               The MACNEAL-SCHWENDLER CORPORATION
                     1998 STOCK OPTION PLAN


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                       TABLE OF CONTENTS


                                                            Page

1.   THE PLAN.                                                1
          1.1  Purpose                                        1
          1.2  Administration and Authorization; Power and
               Procedure                                      1
          1.3  Participation                                  3
          1.4  Shares Available for Options; Share Limits     3
          1.5  Grant of Option                                4
          1.6  Option Period                                  4
          1.7  Limitations on Exercise and Vesting of Options 4
          1.8  No Transferability                             4

2.   ELIGIBLE PERSON OPTIONS.                                 5
          2.1  Grants                                         5
          2.2  Option Price                                   6
          2.3  Vesting; Option Period                         6
          2.4  Limitations on Grant and Terms of Incentive
               Stock Options                                  7
          2.5  Cancellation and Regrant/Waiver of
               Restrictions/No Repricing                      7
          2.6  Options in Substitution for Stock Options
               Granted by Other Corporations                  8

3.   NON-EMPLOYEE DIRECTOR OPTIONS.                           8
          3.1  Participation/Commencement                     8
          3.2  Option Grants                                  8
          3.3  Option Price                                   9
          3.4  Option Period and Exercisability               9
          3.5  Termination of Directorship                    9
          3.6  Adjustments; Acceleration; Termination         9

4.   OTHER PROVISIONS                                        10
          4.1  Rights of Eligible Persons, Participants and
               Beneficiaries                                 10
          4.2  Adjustments; Acceleration                     10
          4.3  Effect of Termination of Employment;
               Termination of Subsidiary Status;
               Discretionary Provisions                      12
          4.4  Compliance with Laws                          13
          4.5  Tax Withholding                               13
          4.6  Plan Amendment, Termination and Suspension    14
          4.7  Privileges of Stock Ownership                 15
          4.8  Effective Date of the Plan                    15
          4.9  Term of the Plan                              15
          4.10 Governing Law/Construction/Severability       15
          4.11 Captions                                      16
          4.12 Effect of Change of Subsidiary Status         16
          4.13 Non-Exclusivity of Plan                       16

5.   DEFINITIONS.                                            16

EXHIBIT A Non-Employee Director Stock Option Agreement A-i

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            THE MACNEAL-SCHWENDLER CORPORATION
                    1998 STOCK OPTION PLAN

1.   THE PLAN.

     1.1 PURPOSE. The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by attracting, retaining and rewarding officers, employees, and other eligible persons through the grant of equity incentives and to attract, motivate and retain experienced and knowledgeable independent directors through the benefits provided under Section
          3.  Capitalized terms used herein are defined in
          Section 5.

     1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND
          PROCEDURE.

               1.2.1     COMMITTEE.  This Plan will be
               administered by and all Options to Eligible
               Persons will be authorized by the Committee.
               Action of the Committee with respect to the administration of this Plan will be taken pursuant to a majority vote or by unanimous written consent of its members.

               1.2.2     PLAN AWARDS; INTERPRETATION; POWERS
               OF COMMITTEE. Subject to the express provisions of this Plan and any express limitations on the delegated authority of a Committee, the Committee will have the authority to:

                              (a)  determine eligibility and the
                    particular Eligible Persons who will receive
                    Options;

                              (b)  grant Options to Eligible
                    Persons, determine the price at which
                    securities will be offered and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Options consistent with the express limits of this Plan, and establish the installments (if any) in which such Options will become exercisable or will vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination of such Options;

                              (c)  approve the forms of Option
                    Agreements (which need not be identical
                    either as to type of Option or among
                    Participants);

                              (d)  construe and interpret this
                    Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

                              (e)  cancel, modify, or waive the
                    Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Options held by Eligible Persons, subject to any required consent under Section 4.6;

                              (f)  accelerate or extend the
                    exercisability or extend the term of any or all such outstanding Options within the maximum ten-year term of Options under
                    Section 2.3; and

                              (g)  make all other determinations
                    and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

                         Notwithstanding the foregoing, the
               provisions of Section 3 relating to Non-Employee Director Options will be automatic and, to the maximum extent possible, self-effectuating. To the extent required, any interpretation or administration of this Plan in respect of Options granted under Section 3 will be the responsibility of the Board.

               1.2.3 BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan will be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, will be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

               1.2.4 RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company will be liable for any such action or determination taken or made or omitted in good faith.

               1.2.5     BIFURCATION OF PLAN ADMINISTRATION
               & DELEGATION. Subject to the limits set forth in the definition of "Committee" in Section 5, the Board may delegate different levels of authority to different Committees with administration and grant authority under this Plan, provided that each designated Committee granting any Options hereunder will consist exclusively of a member or members of the Board. A majority of the members of the acting Committee will constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of a Committee will constitute action by the Committee. A Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

     1.3 PARTICIPATION. Options may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Option may, if otherwise eligible, be granted additional Options if the Committee so determines.

     1.4  SHARES AVAILABLE FOR OPTIONS; SHARE LIMITS.

               1.4.1     SHARES AVAILABLE.  Subject to the
               provisions of Section 4.2, the capital stock that may be delivered under this Plan will be shares of the Corporation's Common Stock. The Shares may be delivered for any lawful consideration.

               1.4.2     SHARE LIMITS.  The maximum number
               of Shares that may be delivered pursuant to Options granted under this Plan is 1,000,000 Shares (the "Share Limit"). The maximum number of Shares that may be delivered pursuant to Options granted to Non-Employee Directors is 60,000 Shares. The maximum number of Shares subject to those Options that are granted during any calendar year to any one individual is 200,000 Shares.
               Each of the foregoing numerical limits will be subject to adjustment as contemplated by this
               Section 1.4 and Section 4.2.

               1.4.3     SHARE LIMIT; REPLENISHMENT AND
               REISSUE OF UNVESTED OPTIONS. No Option may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of Shares issuable at any time pursuant to such Option, plus
               (ii) the number of Shares that have previously been issued pursuant to Options granted under this Plan, other than reacquired Shares available for reissue consistent with any applicable limitations, plus (iii) the maximum number of Shares that may be issued at any time after such date of grant pursuant to Options that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Options that expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired Shares, will again, except to the extent prohibited by law, be available for subsequent Options under this Plan.

     1.5 GRANT OF OPTION. Subject to the express provisions of this Plan, the Committee will determine the number of Shares subject to each Option and the price to be paid for the Shares. Each Option will be evidenced by an Option Agreement signed by the Corporation and, if required by the Committee, by the Participant.

     1.6 OPTION PERIOD. Any option and related right will expire not more than 10 years after the date of grant; provided, however, that the delivery of stock pursuant to an Option may be delayed until a future date if specifically authorized by the Committee in writing.

     1.7  LIMITATIONS ON EXERCISE AND VESTING OF OPTIONS.

               1.7.1     PROVISIONS FOR EXERCISE.  Unless
               the Committee otherwise expressly provides, no Option will be exercisable or will vest until at least six months after the initial Option Date, and once exercisable an Option will remain exercisable until the expiration or earlier termination of the Option.

               1.7.2     PROCEDURE.  Any exercisable Option
               will be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2(b) or 3.3, as the case may be.

               1.7.3     FRACTIONAL SHARES/MINIMUM ISSUE.
               Fractional share interests will be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 Shares may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

     1.8  NO TRANSFERABILITY.

               1.8.1     LIMIT ON EXERCISE AND TRANSFER.
               Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Option Agreement, as the same may be amended, (i) all Options are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (ii) Options will be exercised only by the Participant; and (iii) amounts payable or Shares issuable pursuant to an Option will be delivered only to (or for the account of) the Participant.

               1.8.2     EXCEPTIONS.  The Committee may
               permit Options to be exercised by and paid only to certain persons or entities related to the Participant pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer will be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes and without consideration (other than nominal consideration). Incentive Stock Options will be subject to any and all additional transfer restrictions under the Code (notwithstanding
               Section 1.8.3).

               1.8.3     FURTHER EXCEPTIONS TO LIMITS ON
               TRANSFER. The exercise and transfer restrictions in Section 1.8.1 will not apply to:

                              (a)  transfers to the Corporation,

                              (b)  the designation of a
                    beneficiary to receive benefits if the
                    Participant dies or, if the Participant has died, transfers to or exercise by the Participant's beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

                              (c)  transfers pursuant to a QDRO
                    if approved or ratified by the Committee,

                              (d)  if the Participant has
                    suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant's legal representative, or

                              (e)  the authorization by the
                    Committee of "cashless exercise" procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Options consistent with applicable laws and the express authorization of the Committee.

2.   ELIGIBLE PERSON OPTIONS.

     2.1 GRANTS. One or more Options may be granted under this Section 2 to any Eligible Person. Each Option granted will be designated in the applicable Option Agreement, by the Committee, as either an Incentive Stock Option, subject to Section 2.4, or a Nonqualified Stock Option.

     2.2  OPTION PRICE.

               2.2.1     PRICING LIMITS.  The purchase price
               per Share covered by each Option will be determined by the Committee at the time of the grant, but in all cases will not be less than 100% (110% in the case of a Participant described in Section 2.4.3) of the Fair Market Value of the Common Stock on the date of grant and in all cases will not be less than the par value thereof.

               2.2.2     PAYMENT PROVISIONS.  The purchase
               price of any Shares purchased on exercise of an Option granted under this Section 2 will be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by certified or cashier's check payable to the order of the Corporation; (iii) by notice and third party payment in such manner as may be authorized by the Committee; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Option by delivering such Shares, and any Shares delivered that were initially acquired upon exercise of a stock option must have been owned by the Participant at least six months as of the date of delivery. Shares used to satisfy the exercise price of an Option will be valued at their Fair Market Value on the date of exercise. Without limiting the generality of the foregoing, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise prohibited by the Committee or applicable law, any applicable tax withholding under Section 4.5. The Corporation will not be obligated to deliver certificates for the Shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

     2.3  VESTING; OPTION PERIOD.

               2.3.1     VESTING.  Subject to Section 1.6,
               each Option will vest and become exercisable as of the date or dates determined by the Committee and set forth in the applicable Option Agreement.

               2.3.2     OPTION PERIOD.  Subject to Section
               1.6, each Option and all rights thereunder will expire no later than 10 years after the Option
               Date.

     2.4  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK
          OPTIONS.

               2.4.1     $100,000 LIMIT.  To the extent that
               the aggregate "Fair Market Value" of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company or any parent corporation, such options will be treated as Nonqualified Stock Options. For this purpose, the "Fair Market Value" of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

               2.4.2 OTHER CODE LIMITS. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There will be imposed in any Option Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in
               Section 422 of the Code.

               2.4.3     LIMITS ON 10% HOLDERS.  No
               Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

     2.5 CANCELLATION AND REGRANT/WAIVER OF RESTRICTIONS/NO REPRICING. Subject to Section 1.4 and Section 4.6 and the specific limitations on Options contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the vesting schedule, the number of Shares subject to, or the restrictions upon or the term of, an Option granted under this Section 2 by cancellation of an outstanding Option and a subsequent regranting of an Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means; provided, however, that no such amendment, cancellation and regrant, or other adjustment to an Option shall reduce the per Share exercise price of the Option to a price less than 100% of the Fair Market Value of the Common Stock on the Option Date of the initial Option (subject to permitted adjustments pursuant to Section 4.2).
          Such amendment or other action may provide, subject to
          Section 2.2, for among other changes, for a greater or lesser number of Shares subject to the Option, or provide for a longer or shorter vesting or exercise period.

     2.6  OPTIONS IN SUBSTITUTION FOR STOCK OPTIONS GRANTED
          BY OTHER CORPORATIONS. Options may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity.

3.   NON-EMPLOYEE DIRECTOR OPTIONS.

     3.1  PARTICIPATION/COMMENCEMENT.  Options under this
          Section 3 will be made only to Non-Employee Directors and will be evidenced by Option Agreements substantially in the form of Exhibit A hereto. No Option shall be granted under the 1998 Plan to any Non-Employee Director until the earlier of (i) the termination of the 1991 Plan (for any reason), or (ii) the lack of capacity under Article III of the 1991 Plan to grant further Non-Employee Director Options.

     3.2  OPTION GRANTS.

               3.2.1     INITIAL OPTIONS.  After approval of
               this Plan by the stockholders of the Corporation and after the commencement of this Section 3 of the Plan upon the earlier occurance of (i) or (ii) as listed in Section 3.1 above (the "Commencement Date"), if any person who is not then an officer or employee of the Company becomes a Non-Employee Director, on the date of election to the Board such person will automatically be granted (without any action by the Board or the Committee) a Nonqualified Stock Option (the Option Date of which shall be the date such person takes office) to purchase 10,000 shares of Common Stock.

               3.2.2     SUBSEQUENT ANNUAL OPTIONS.  Subject
               to Section 3.2.3, at the close of trading on the first business day in each calendar year during the term of this Plan commencing in the following year after the year in which the Commencement Date occurs, there will be granted automatically (without any action by the Board or the Committee) a Nonqualified Stock Option (the Option Date of which shall be such date) to each Non-Employee Director then in office to purchase 3,000 shares of Common Stock.

               3.2.3     MAXIMUM NUMBER OF OPTIONS/SHARES.
               Annual grants that would otherwise exceed the maximum number of shares under Section 1.4.2 will be prorated within such limitation.

     3.3 OPTION PRICE. The purchase price per Share of the Common Stock covered by each Option granted pursuant to
          Section 3.2 will be 100% of the Fair Market Value of the Common Stock on the Option Date. The purchase price of any Shares purchased shall be paid in full at the time of each purchase either in cash or by check or in shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option, or partly in Shares and partly in cash; provided that any Shares used for such payment must be owned by the Participant at least six months prior to the date of such exercise.

     3.4 OPTION PERIOD AND EXERCISABILITY. Each Option granted under Section 3.2 and all rights or obligations thereunder will expire on the day before the fifth anniversary of the Option Date and will be subject to earlier termination as provided below. Each Option granted under Section 3.2 will become 100% vested and exercisable on the day before the first anniversary of the Option Date.

     3.5 TERMINATION OF DIRECTORSHIP. If a Non-Employee Director's services as a member of the Board terminate for any reason, an Option granted pursuant to Section
          3.2 that is held by such Participant will terminate to the extent that it is not then exercisable, and any portion of such Option that is then exercisable may be exercised for only six months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs.

     3.6 ADJUSTMENTS; ACCELERATION; TERMINATION. Options granted under Section 3.2 will be subject to adjustments, accelerations, and terminations as provided in Section 4.2, but only to the extent that such adjustment and any Board or Committee action in respect thereof in the case of a Change in Control is effected pursuant to the terms of a reorganization agreement approved by stockholders of the Corporation, or is otherwise consistent with adjustments to Options held by persons other than executive officers of the Corporation (or, if there are none, consistent in respect of the underlying Shares with the effect on stockholders generally).

4.   OTHER PROVISIONS.

     4.1  RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND
          BENEFICIARIES.

               4.1.1     EMPLOYMENT STATUS.  Status as an
               Eligible Person will not be construed as a commitment that any Option will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

               4.1.2     NO EMPLOYMENT CONTRACT.  Nothing
               contained in this Plan (or in any other documents related to this Plan or to any Option) will confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor will interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment (or services) of such person, with or without cause, but nothing contained in this Plan or any related document will adversely affect any independent contractual right of such person without the person's consent thereto.

               4.1.3     PLAN NOT FUNDED.  Options payable
               under this Plan will be payable in Shares or from the general assets of the Corporation. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company by reason of any Option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Option hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

     4.2  ADJUSTMENTS; ACCELERATION.

               4.2.1     ADJUSTMENTS.  The following
               provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, repurchase, or exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Corporation as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

                              (a)  proportionately adjust any or
                    all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Options (including the specific maxima and numbers of Shares set forth elsewhere in this Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Options, (iii) the grant, purchase, or exercise price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options, or

                              (b)  in the case of an
                    extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. In each case, with respect to Incentive Stock Options, no such adjustment will be made that would cause this Plan to violate Section 422 or 424(a) of the Code or any successor provisions without the written consent of the holders materially adversely affected thereby. In any of such events, the Committee may take such action sufficiently prior to such event if necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

               4.2.2     ACCELERATION OF OPTIONS UPON CHANGE
               IN CONTROL. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Options will not accelerate or determines that only certain or limited benefits under any or all Options will be accelerated and the extent to which they will be accelerated, and/or establishes a different time in respect of such Change in Control Event for such acceleration, then upon the occurrence of a Change in Control Event, each Option and Stock Appreciation Right will become fully vested and immediately exercisable.

                         However, in the case of a transaction
               intended to be accounted for as a pooling of interests transaction, the Committee will have no discretion with respect to the foregoing acceleration of Options. The Committee may override the limitations on acceleration in this
               Section 4.2.2 by express provision in the Option Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Option Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Options will comply with applicable legal requirements.

               4.2.3     POSSIBLE EARLY TERMINATION OF
               ACCELERATED OPTIONS. If any Option under this Plan (other than an Option granted under Section 3.2) has been fully accelerated as permitted by
               Section 4.2.2 but is not exercised prior to (i) a dissolution of the Corporation, or (ii) a reorganization event described in Section 4.2.1 that the Corporation does not survive, or (iii) the consummation of reorganization event described in Section 4.2.1 that results in a Change in Control Event approved by the Board, and no provision has been made for the survival, substitution, exchange or other settlement of such Option, such Option will thereupon terminate.

     4.3  EFFECT OF TERMINATION OF EMPLOYMENT; TERMINATION
          OF SUBSIDIARY STATUS; DISCRETIONARY PROVISIONS.

               4.3.1     OPTIONS - RESIGNATION OR DISMISSAL.
               If the Participant's employment by (or other service specified in the Option Agreement to) the Company terminates for any reason (the date of such termination being referred to as the "Severance Date") other than due to Retirement, Total Disability or death, or "for cause" (as determined in the discretion of the Committee), the Participant will have, unless otherwise provided in the Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or Section 4.2, three months after the Severance Date to exercise any Option to the extent it has become vested the Severance Date.
               In the case of a termination "for cause", the Option will terminate on the Severance Date (whether or not vested). In all cases, the Option, to the extent not vested on the Severance Date, will terminate.

               4.3.2     OPTIONS - DEATH OR DISABILITY.  If
               the Participant's employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, the Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or
               Section 4.2, until 12 months after the Severance Date to exercise any Option to the extent it has become vested on the Severance Date. The Option, to the extent not vested on the Severance Date, will terminate.

               4.3.3     OPTIONS - RETIREMENT.  If the
               Participant's employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant's Personal Representative or the Participant's Beneficiary, as the case may be, will have, unless otherwise provided in the Option Agreement and subject to earlier termination pursuant to or as contemplated by Section 1.6 or Section 4.2, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date in the case of an Incentive Stock Option) to the extent it has become vested on the Severance Date. The Option, to the extent not vested on the Severance Date, will terminate.

               4.3.4     COMMITTEE DISCRETION.
               Notwithstanding the foregoing provisions of this
               Section 4.3, in the event of, or in anticipation of, a termination of employment with the Company for any reason, other than discharge for cause, the Committee may increase the portion of the Participant's Option available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period upon such terms as the Committee determines and expressly sets forth in or by amendment to the Option Agreement.

     4.4 COMPLIANCE WITH LAWS. This Plan, the granting and vesting of Options under this Plan and the offer, issuance and delivery of securities and/or the payment of money under this Plan or under Options granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan will be subject to such restrictions and to any restrictions the Committee may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

     4.5  TAX WITHHOLDING.

               4.5.1 CASH OR SHARES. Upon any exercise, vesting, or payment of any Option or upon the disposition of Shares acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of
               Section 422 of the Code, the Company will have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Option event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 4.4) grant (either at the time of the Option or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of Shares to be delivered by (or otherwise reacquire) the appropriate number of Shares valued at their then Fair Market Value, to satisfy such withholding obligation.

               4.5.2 TAX LOANS. The Company may, in its discretion, authorize a loan to an Eligible Person in the amount of any taxes which the Company may be required to withhold with respect to Shares received (or disposed of, as the case may be) pursuant to a transaction described in Section
               4.5.1. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Company, under applicable law may establish.

     4.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION.

               4.6.1     BOARD AUTHORIZATION.  The Board
               may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Options may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan.

               4.6.2     STOCKHOLDER APPROVAL.  To the
               extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan will be subject to stockholder approval.

               4.6.3     AMENDMENTS TO OPTIONS.  Without
               limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Options to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Options that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Option.

               4.6.4     LIMITATIONS ON AMENDMENTS TO PLAN
               AND OPTIONS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Option will, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 4.2 will not be deemed to constitute changes or amendments for purposes of this Section 4.6.

     4.7 PRIVILEGES OF STOCK OWNERSHIP. Except as otherwise expressly authorized by the Committee or this Plan, a Participant will not be entitled to have any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

     4.8 EFFECTIVE DATE OF THE PLAN. This Plan will be effective upon its approval by the Board (the
          "Effective Date"), subject to approval by the stockholders of the Corporation within twelve months after the date of such Board approval.

     4.9 TERM OF THE PLAN. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the tenth anniversary of the Effective Date (the "Termination Date") and no Options may be granted under this Plan after that date. Unless otherwise expressly provided in this Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond such date, and all authority of the Committee with respect to Options hereunder, including the authority to amend an Option, will continue during any suspension of this Plan and in respect of outstanding Options on the Termination Date.

     4.10 GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

               4.10.1    CHOICE OF LAW.  This Plan, the
               Options, all documents evidencing Options and all other related documents will be governed by, and construed in accordance with the laws of the State of Delaware.

               4.10.2    SEVERABILITY.  If a court of
               competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan will continue in effect.

               4.10.3    PLAN CONSTRUCTION.

                              (a)  RULE 16b-3.  It is the intent
                    of the Corporation that transactions in and affecting Options in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfy any then applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act in respect of those transactions and will not be subjected to avoidable liability thereunder.

                              (b)  SECTION 162(m).  It is the
                    further intent of the Company that Options with an exercise price not less than Fair Market Value on the date of grant that are granted to or held by a person subject to
                    Section 162(m) will qualify as performance-based compensation under Section 162(m) to the extent that the Committee authorizing the Option satisfies the administrative requirements thereof.

                         This Plan will be interpreted consistent
               with such intent.

     4.11 CAPTIONS. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

     4.12 EFFECT OF CHANGE OF SUBSIDIARY STATUS. For purposes of this Plan and any Option hereunder, if an entity ceases to be a Subsidiary, a termination of employment and service will be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.

     4.13 NON-EXCLUSIVITY OF PLAN. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

5.   DEFINITIONS.

     "BENEFICIARY" means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Option Agreement and under this Plan if the Participant dies, and means the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

     "BOARD" means the Board of Directors of the Corporation.

     "CHANGE IN CONTROL EVENT" means any of the following:

                    (a)  Approval by the stockholders of the
               Corporation of the dissolution or liquidation of the Corporation;

                    (b)  Approval by the stockholders of the
               Corporation of an agreement to merge or
               consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization), but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

                    (c)  Approval by the stockholders of the
               Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity that is not a Subsidiary or other affiliate; or;

                    (d)  Any "person" (as such term is used in
               Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 30% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation; or

                    (e)  During any period not longer than two
               consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMMITTEE" shall mean the Board or any one or more committees of directors appointed by the Board to administer this Plan with respect to the Options within the scope of authority delegated by the Board. At least one committee will be comprised only of two or more directors, each of whom, in respect of any decision involving both (i) a Participant affected by the decision who is or may be subject to Section 162(m), and (ii) compensation intended as performance-based compensation within the meaning of Section 162(m), will be Disinterested; in acting on any transaction with or for the benefit of a Section 16 Person, the participating members of such Committee also shall be Non-Employee Directors within the meaning of Rule 16b-3.

     "COMMON STOCK" means the Common Stock of the Corporation, par value $0.01 per share, and such other securities or property as may become the subject of Options, or become subject to Options, pursuant to an adjustment made under
     Section 4.2 of this Plan.

     "COMPANY" means, collectively, the Corporation and its Subsidiaries.

     "CORPORATION" means The MacNeal-Schwendler Corporation, a
     Delaware corporation, and its successors.

     "DISINTERESTED" means a director who is an "outside director" within the meaning of Section 162(m) and any applicable legal or regulatory requirements.

     "ELIGIBLE EMPLOYEE" means an officer (whether or not a director) or other employee of the Company.

     "ELIGIBLE PERSON" means an Eligible Employee, or any Other
     Eligible Person, as determined by the Committee.

     "ERISA" means the Employee Retirement Income Security Act of
     1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

     "FAIR MARKET VALUE" on any date means (a) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; (b) if the stock is not listed or admitted to trade on a national securities exchange, the last/closing price for the stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information; (c) if the stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the stock on such date, as furnished by the NASD or a similar organization; or
     (d) if the stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Committee at such time for purposes of this Plan. Any determination as to fair market value made pursuant to this Plan shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons.

     "INCENTIVE STOCK OPTION" means an Option that is designated and intended as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

     "NONQUALIFIED STOCK OPTION" means an Option that is designated as a Nonqualified Stock Option and will include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option will be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.

     "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not an officer or employee of the Company.

     "OPTION" means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option. Options granted under
     Section 3 shall be Nonqualified Stock Options.

     "OPTION AGREEMENT" means any writing setting forth the terms of an Option that has been authorized by the Committee.

     "OPTION DATE" means the date upon which the Committee took the action granting an Option or such later date as the Committee designates as the Option Date at the time of the Option or, in the case of Options under Section 3, the applicable dates set forth therein.

     "OTHER ELIGIBLE PERSON" means any individual consultant or advisor who or, to the extent provided in the next sentence, agent who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction) to the Company, and who is selected to participate in this Plan by the Committee; provided, however, that no person shall be selected as an Other Eligible Person if such person's participation in this Plan would adversely affect
     (a) the Corporation's eligibility to use Form S-8 to register under the Securities Act the offering of shares issuable under this Plan by the Company or (b) the Corporation's compliance with any other applicable laws.

     "PARTICIPANT" means an Eligible Person who has been granted an Option under this Plan and a Non-Employee Director who has been granted an Option under Section 3.2 of this Plan.

     "PERSONAL REPRESENTATIVE" means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who by virtue of having become the legal representative of the Participant.

     "PLAN" means this The MacNeal-Schwendler Corporation 1998
     Stock Option Plan.

     "QDRO" means a qualified domestic relations order as defined in Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

     "RULE 16b-3" means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

     "SECTION 16 PERSON" means a person subject to Section 16(a) of the Exchange Act.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SHARE" means a share of Common Stock.

     "SUBSIDIARY" means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Corporation.

     "TOTAL DISABILITY" means a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and (except in the case of Incentive Stock Options and Options granted to Non-Employee Directors) such other disabilities, infirmities, affliction or conditions as the Committee may include under Section 3.

                                                        EXHIBIT A
               THE MACNEAL-SCHWENDLER CORPORATION
                     1998 STOCK OPTION PLAN
                   NON-EMPLOYEE DIRECTOR STOCK
                        OPTION AGREEMENT

          THIS NON-EMPLOYEE DIRECTOR STOCK OPTION AGREEMENT (this
"Agreement") dated as of the ____ day of __________, ____, by and between The MacNeal-Schwendler Corporation, a Delaware corporation (the "Corporation"), and _______________________,
(the "Director").

                        R E C I T A L S

          WHEREAS, the Corporation has adopted and the stockholders of the Corporation have approved The MacNeal-
Schwendler Corporation 1998 Stock Option Plan (the "Plan").

          WHEREAS, pursuant to Section 3 of the Plan, the Corporation has granted to the Director effective as of the _______ day of _____________, _____ (the "Option Date") a stock option to purchase all or any part of ______________ shares of the Corporation's Common Stock ("Common Stock") subject to and upon the terms and conditions set forth in this Agreement and in the Plan.

          NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. GRANT OF OPTION. This Agreement evidences the Corporation's grant to the Director of the right and option to purchase, subject to and upon the terms and conditions set forth in this Agreement and in the Plan, all or any part of _________ shares of the Common Stock (the "Shares") at the price of $_________ per share (the "Option"), exercisable from time to time, subject to the provisions of this Agreement and the Plan, prior to the close of business on the day before the fifth anniversary of the Option Date (the "Expiration Date"). Such price equals not less than the Fair Market Value of a Share on the Option Date.

3. EXERCISABILITY OF OPTION. Except as provided in the Plan or in any resolution of the Board adopted after the date hereof, the Option shall become vested and exercisable as to 100% of the Shares on the day before the first anniversary of the Option Date.

     To the extent that the Option is vested and exercisable, if the Director does not in any year purchase all or any part of the Shares to which the Director is entitled, the Director has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. The Option shall only be exercisable in respect of whole shares, and fractional share interests shall be disregarded. The Option shall be exercisable by the delivery to the Secretary of the Corporation of a written notice stating the number of Shares to be purchased pursuant to the Option and accompanied by payment made in accordance with and in a form permitted by
     Section 3.3 of the Plan for the full purchase price of the Shares to be purchased.

4. SERVICE AND EFFECT OF TERMINATION OF SERVICE. The Director agrees to serve as a member of the Board in accordance with the provisions of the Corporation's Certificate of Incorporation, ByLaws, and applicable law. If the Director's services as a member of the Board terminate for any reason, the Option shall terminate at the time and to the extent set forth in Section 3.5 of the Plan.

5. GENERAL TERMS. The Option and this Agreement are subject to, and the Corporation and the Director agree to be bound by, the terms and conditions of the Plan, incorporated herein by this reference. The Director acknowledges receiving a copy of the Plan and reading its applicable provisions. The Option is subject to adjustment, acceleration, and early termination as provided in Section
     3.6 of the Plan. The Option is nontransferable as provided in Section 1.8 of the Plan.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

DIRECTOR                           THE MACNEAL-SCHWENDLER
                                   CORPORATION (a Delaware
                                   corporation)
_________________________
Signature

                                   By:_______________________
_________________________
Print Name

                                   Its:______________________
_________________________
Address


_________________________
City, State, Zip Code

                       CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Agreement by The Macneal-Schwendler Corporation, I, _________________________, the spouse of the Director therein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.
Date:________________              ________________________
                                   Signature of Spouse